UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 25, 2010

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Jeffrey C. Benzing, the former Executive Vice President, Chief Administrative Officer and Principal Financial Officer of Novellus Systems, Inc. (the “Company”), retired from such positions effective June 26, 2010.

On June 25, 2010, the Board of Directors of the Company appointed John D. Hertz, 43, as the Company’s Vice President and Chief Financial Officer, effective June 27, 2010. Mr. Hertz has also been designated as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Hertz has been the Company’s Vice President, Corporate Finance, and Principal Accounting Officer since October 2007. Mr. Hertz joined the Company in June 2007 as Vice President and Corporate Controller. Prior to joining the Company, Mr. Hertz worked for Intel Corporation, a leading producer of microchips, computing and communications products, where he held a number of positions, including Central Finance Controller of the Digital Enterprise Group from October 2006 through June 2007, Finance Controller of the Enterprise Platform Services Division from April 2005 through October 2006 and Accounting Policy Controller from June 2000 through April 2005. Prior to joining Intel, Mr. Hertz was a Senior Manager with KPMG, a global company that provides audit, tax and advisory services. Mr. Hertz received his Bachelor of Science in Business with an accounting emphasis from Montana State University and was a Practice Fellow at the Financial Accounting Standards Board from July 1998 to June 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/S/ ANDREW GOTTLIEB
Andrew Gottlieb
Vice President and General Counsel

Date: June 29, 2010